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                                                                    Exhibit 99.2


                                                                   NEWS RELEASE

PXRE Group Ltd.                                                    [PXRE LOGO]

PXRE House
110 Pitts Bay Road, Pembroke HM 08
Bermuda
441 296 5858
441 296 6162 FAX

Contact:                                                             Investors:
PXRE Group Ltd.                                                  KCSA Worldwide
John Modin                                                       Michael Cimini
Chief Financial Officer                                            212-896.1233
441-296-5858                                                   mcimini@kcsa.com
john.modin@pxre.com



          PXRE ANNOUNCES INTENTION TO FILE SHELF REGISTRATION STATEMENT

HAMILTON, Bermuda -- (PR Newswire) - August 4, 2004 - PXRE Group Ltd. today announced that it intends to file a shelf registration statement with the Securities and Exchange Commission to register the offer and sale by certain shareholders of the Company of 17,915 currently outstanding convertible voting preferred shares of the Company, as well as the 12.98 million of the Company's common shares issuable upon conversion of the Company's convertible voting preferred shares. The holders of the preferred shares do not intend to offer them for sale to the public and have agreed with the Company not to do so. The registration of the convertible preferred shares and the underlying common shares does not obligate the holders of those shares to offer or sell any of such shares. As of this time, the Company has not received any notice from any preferred shareholder of its intent to convert the preferred shares and sell the underlying common shares. If, at any time, the preferred shares are converted into the Company's common shares and such common shares are offered and sold by the holders thereof under the registration statement, the Company will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

A registration statement relating to these securities will be filed shortly with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time a registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the convertible voting preferred shares or the common shares issuable upon conversion thereof, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PXRE - with operations in Bermuda, Barbados, the United States and Europe - provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT."

Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," "expects," or variations of such words or similar expressions, are based upon current expectations and are subject to risks and uncertainties. PXRE cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) significant catastrophe losses or losses under other coverages, the timing and amount of which are difficult to predict;
(ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products); (iii) the lowering or loss of one or more of our subsidiaries' financial strength or claims paying ratings; (iv) changes in the demand for reinsurance, including changes in the amount of risk that PXRE's clients elect to maintain for their own account; (v) adverse development on loss reserves related to business written in current and prior years; (vi) lower than estimated retrocessional recoveries on paid and unpaid losses, including the effects of losses due to a decline in the creditworthiness of PXRE's retrocessionaires; (vii) increases in interest rates, which cause a reduction in the market value of PXRE's interest rate sensitive investments, including its fixed income investment portfolio and potential underperformance in PXRE's finite coverages; (viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties; (ix) market fluctuations with respect to PXRE's portfolio of hedge funds and other privately held securities: liquidity risk, credit risk and market risk; (x) foreign currency fluctuations resulting in exchange gains or losses; (xi) a contention by the United States Internal Revenue Service that PXRE or PXRE's offshore subsidiaries are subject to U.S. taxation; and (xii) changes in tax laws, tax treaties, tax rules and interpretations. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

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